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                                                                     Exhibit 4.1


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                             STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

                        GENERAC PORTABLE PRODUCTS, INC.,

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.,

                                       AND

                               OTHER STOCKHOLDERS




                         -------------------------------

                            DATED AS OF JULY 9, 1998




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                                TABLE OF CONTENTS
                                                                            PAGE

1.  General; Definitions.......................................................1
          (a)    General.......................................................1
          (b)    Definitions...................................................2
2.  Board of Directors.........................................................5
          (a)    Composition...................................................5
          (b)    Expenses; Insurance...........................................6
          (c)    Certain Unfilled Vacancies....................................6
          (d)    Termination...................................................6
3.  Conflicting Certificate or By-Law Provisions...............................7
4.  Conflicting Agreements.....................................................7
5.  Actions Consistent with Agreement..........................................7
6.  Restrictions on Transfer of Stockholder Shares and Tag-along Rights........7
          (a)    Transfer of Stockholder Shares................................7
          (b)    First Offer Right.............................................7
          (c)    Tag-along Rights..............................................9
          (d)    Permitted Transferee.........................................10
          (e)    Termination of Restrictions..................................10
7.  Management and Control....................................................11
          (a)    General......................................................11
          (b)    Limitation on Certain Actions by the Company.................11
          (c)    Periodic and Other Reports...................................11
          (d)    Termination of Restrictions..................................11
8.  Sale of the Company/Come-along Right......................................11
          (a)    Approved Sales...............................................12
          (b)    Conditions...................................................12
          (c)    Requirements.................................................12
          (d)    Termination of Restrictions..................................12
9.  Participation/Preemptive Rights...........................................12
          (a)    Grant of Rights..............................................12
          (b)    Termination of Rights........................................13
10. Demand Registration Rights................................................13
          (a)    Requests for Registration....................................13
          (b)    Long-Form Registrations......................................13
          (c)    Short-Form Registrations.....................................14
          (d)    Priority on Demand Registrations.............................14
          (e)    Restrictions on Demand Registrations.........................14
          (f)    Selection of Underwriters....................................14
11. Piggyback Registrations...................................................15
          (a)    Right to Piggyback...........................................15
          (b)    Piggyback Expenses...........................................15


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          (c)    Priority on Primary Registration.............................15
          (d)    Other Registrations..........................................15
12. Holdback/Lock-Up Agreements...............................................15
          (a)    Stockholder Restriction......................................15
          (b)    Company Restriction..........................................16
13. Registration Procedures...................................................16
14. Registration Expenses.....................................................18
          (a)    Definition...................................................18
          (b)    Counsel Expenses.............................................19
          (c)    Other Expenses...............................................19
15. Indemnification...........................................................19
          (a)    Company Indemnification......................................19
          (b)    Stockholder Obligations......................................19
          (c)    Procedure....................................................20
          (d)    Survival.....................................................20
16. Participation in Underwritten Registrations...............................20
17. Other Provisions Regarding Registration Rights............................20
          (a)    Restriction..................................................20
          (b)    No Obligation................................................21
          (c)    Reporting....................................................21
18. Legend....................................................................21
19. Insider Transactions......................................................21
20. Amendment and Waiver......................................................21
21. Severability..............................................................22
22. Entire Agreement..........................................................22
23. Successors and Assigns....................................................22
24. Counterparts..............................................................22
25. Remedies..................................................................22
26. Notices...................................................................23
27. Governing Law; Consent to Jurisdiction....................................23
28. Descriptive Headings......................................................23


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                         GENERAC PORTABLE PRODUCTS, INC.
                             STOCKHOLDERS' AGREEMENT


         This STOCKHOLDERS' AGREEMENT (this "Agreement"), is made as of July 9, 1998, by and among Generac Portable Products, Inc., a Delaware corporation (the "COMPANY"), The Beacon Group III - Focus Value Fund, L.P., a Delaware limited liability company ("BEACON"), and the other stockholders of the Company listed on the signature pages hereof (the "OTHER STOCKHOLDERS") (Beacon, together with the Other Stockholders, collectively, the "STOCKHOLDERS", and each individually, a "STOCKHOLDER").

                                R E C I T A L S:

         WHEREAS, pursuant to the Subscription Agreements, dated as of the date hereof, by and between the Company and each of the Other Stockholders (as the same may be amended from time to time, collectively, the "SUBSCRIPTION AGREEMENTS"), the Other Stockholders' are, among other things, collectively subscribing to purchase shares of the Common Stock, $0.01 par value, of the Company (the "COMMON STOCK");

         WHEREAS, as of the date hereof and upon the consummation of the transactions contemplated by the Subscription Agreements pursuant to the terms thereof, the Stockholders shall each own the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I attached hereto; and

         WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Board of Directors of the Company (the "BOARD"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Common Stock and certain other equity securities of the Company owned by the Stockholders may be transferred.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as of the date hereof as follows:

         1.       GENERAL; DEFINITIONS

         (a) GENERAL. References in this Agreement to "Sections" and "Schedules" are to sections and schedules herein and hereto unless otherwise indicated. Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including, without limitation, this Agreement) (i) shall include all exhibits, schedules, annexes and other


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attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural.

         (b) DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in this Section 1(b).

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" means the ownership, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or control of voting interests, by contract or otherwise.

                  "APPROVED SALE" has the meaning set forth in Section 8(a).

                  "BEACON DIRECTOR" has the meaning set forth in Section
         2(a)(ii).

                  "BOARD" has the meaning set forth in the fourth Recital.

                  "BYLAWS" has the meaning set forth in Section 2(c).

                  "CERTIFICATE" has the meaning set forth in Section 3.

                  "CHANGE IN CONTROL" means any sale or issuance or series of related sales or issuances of the capital stock of the Company, or any merger or consolidation involving the Company, immediately after which any Person or group of Persons acting in concert (including officers and directors of the Company) other than Beacon and/or any of its Affiliates, holds the voting power to elect a majority of the Board or holds beneficial ownership of a majority of the Company's issued and outstanding voting capital stock.

                  "COMMON STOCK" has the meaning set forth in the first Recital.

                  "COMPANY ASSIGNMENT" has the meaning set forth in Section 6(b)(i).

                  "CONTROLLING INTEREST" has the meaning set forth in Section 7(b).

                  "DEMAND REGISTRATION" has the meaning set forth in Section 10(a).

                  "ELIGIBLE OFFERING" means an offer by the Company to sell to investors (including, but not limited to, Stockholders) for cash shares of Common Stock, or any security


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         convertible into or exchangeable for, or carrying rights or options to purchase, shares of Common Stock, as the case may be, other then an offering of securities by the Company:

                  (i) in connection with any merger of, or acquisition by, the Company;

                  (ii)     registered under the Securities Act; or

                  (iii)    pursuant to any employee benefit plan.

                  "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

                  "FIVE PERCENT OWNER" means any person that owns five percent or more of all issued and outstanding Common Stock on a fully-diluted basis.

                  "INDEPENDENT THIRD PARTY" means any Person that, immediately prior to the contemplated transaction, is not a Five Percent Owner, is not an Affiliate of any Five Percent Owner, is not the spouse or descendant (by birth or adoption) of any Five Percent Owner and is not a trust for the benefit of any Five Percent Owner and/or such other Persons.

                  "IPO" means the initial Public Offering.

                  "ALIEN" means any mortgage, lien, pledge, claim, charge, security interest, option, restriction of use or transfer, easement, title defect or other adverse claim of ownership or use or encumbrance of any kind (including, without limitation, any conditional or installment sale or other title retention agreement), any lease in the nature thereof or the filing of, or agreement to, give any financing statement.

                  "LONG-FORM REGISTRATION" has the meaning set forth in Section 10(a).

                  "MINORITY STOCKHOLDER" means, at the time of any determination thereof, any Stockholder that holds less than 50% of the Common Stock held in the aggregate by all the Stockholders.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

                  "NON-SELLING STOCKHOLDER" has the meaning set forth in Section 6(b)(i).

                  "OFFERED SHARES" has the meaning set forth in Section 6(b)(i).


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                  "PARTICIPANTS" has the meaning set forth in Section 6(c).

                  "PERMITTED TRANSFEREE" means an Affiliate of a Stockholder.

                  "PERSON" means any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity or governmental body,

                  "PIGGYBACK REGISTRATION" has the meaning set forth in Section 11(a).

                  "PROPORTIONATE PERCENTAGE" means, with respect to any Stockholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Common Stock held by the Stockholder, by (ii) the number of shares of Common Stock then issued and outstanding.

                  "PUBLIC OFFERING" means an offering by the Company to the public of Common Stock.

                  "PUBLIC SALE" means any distribution of Stockholder Shares or other equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act (or any rule promulgated to take the place of, or to have the same effect as, Rule 144).

                  "PURCHASING STOCKHOLDER" has the meaning set forth in Section 6(b)(i).

                  "PUT" has the meaning set forth in Section 8(e).

                  "PUT NOTICE" has the meaning set forth in Section 8(e).

                  "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten Public Offering registered under the Securities Act of shares of Common Stock having an aggregate offering price of at least $100 million.

                  "REDEMPTION PRICE" has the meaning set forth in Section 8(e).

                  "REGISTRABLE SECURITIES" means all shares of Stockholder Shares held by any Stockholder, except those Stockholder Shares that, after the Common Stock has been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, can be sold by such Stockholder to the public in accordance with Rule 144(k) promulgated under the Securities Act.

                  "REGISTRATION" has the meaning set forth in Section 10(a).


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                  "REGISTRATION EXPENSES" has the meaning set forth in Section
         14(a).

                  "SALE OF THE COMPANY" means the sale to an Independent Third Party or group of Independent Third Parties of (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended from time to time.

                  "SELLING STOCKHOLDER" has the meaning set forth in Section 6(b)(i).

                  "SELLER's Notice" has the meaning set forth in Section
         6(b)(i).

                  "SHORT-FORM REGISTRATION" has the meaning set forth in Section 10(a).

                  "STOCKHOLDER SHARES" means (i) Common Stock, (ii) any equity securities of the Company issued directly or indirectly with respect to Common Stock held by any Stockholder or transferee thereof by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder or transferee thereof.

                  "SUBSCRIPTION AGREEMENT" has the meaning set forth in the first Recital.

                  "THIRD-PARTY PURCHASE NOTICE" has the meaning set forth in
         Section 6(b)(iii).

                  "THIRD-PARTY PURCHASER" has the meaning set forth in Section 6(b)(iii).

                  "TRANSFER" has the meaning set forth in Section 6(a).

         2.       BOARD OF DIRECTORS.

         (a) COMPOSITION. From and after the date hereof and until the provisions of this Section 2 cease to be effective, each Stockholder shall vote all of such Stockholder's Stockholder Shares and any other voting security of the Company over which such Stockholder has voting control and shall take, at the Company's expense, all such actions within such Stockholder's control as may be necessary to cause its Shares to be so voted (whether in such Stockholder's capacity as a stockholder, director, member of the Board or a committee thereof, officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by


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proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) The number of directors comprising the Board shall be seven (7);

                  (ii) At least four (4) members of the Board shall be representatives designated by Beacon (the "BEACON DIRECTOR[S]");

                  (iii) The chief executive officer of the Company shall be a member of the Board;

                  (iv) The removal from the Board (with or without cause) of any Beacon Director shall be only at Beacon's written request, and under no other circumstances;

                  (v) In the event that any representative designated under this Section 2 to serve as a member of the Board by Beacon for any reason ceases to serve as a member of the Board during such director's term of office, the resulting vacancy on the Board shall be filled by an individual designated by Beacon as provided hereunder, within 30 days following the creation of such vacancy; and

                  (vi) Beacon shall use all reasonable efforts to ensure that none of its designees is engaged as an officer, director or control person of a Person that is in competition with the Company and that none of its designees possesses a pecuniary or similar interest in any of the Company's business or assets (other than ownership of Stockholder Shares) of such a pervasive nature as to hamper materially such designee's ability to impartially take part in the Board's general deliberations concerning the Company's business and prospects.

         (b) EXPENSES; INSURANCE. The Company shall pay the reasonable out-of-pocket expenses incurred by each member of the Board in connection with attending the meetings of the Board and any committee thereof. So long as any Beacon Director serves on the Board and for three years thereafter, the Company shall maintain directors indemnity insurance coverage reasonably satisfactory to Beacon.

         (c) CERTAIN UNFILLED VACANCIES. If a vacancy on the Board subject to Section 2(a)(v) remains unfilled for more than 30 days, the election of an individual to such directorship shall be accomplished in accordance with the Bylaws of the Company (the "BYLAWS") and applicable law.

         (d) TERMINATION. The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the occurrence of a Qualified Public Offering or at the time Beacon and its Permitted Transferees in the aggregate cease to hold twenty-five percent (25) or more of all issued and outstanding shares of Common Stock.


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

         3. CONFLICTING CERTIFICATE OR BY-LAW PROVISIONS. No Stockholder shall take any action that will cause the Certificate of Incorporation of the Company (the "CERTIFICATE") and the Bylaws to be amended to conflict with the provisions of this Agreement (including, without limitation, voting such Stockholder's Stockholder Shares and any other voting security of the Company over which such Stockholder has voting control to amend the Certificate and the Bylaws). Notwithstanding the foregoing, to the extent the Certificate or the Bylaws do at any time conflict with the provisions of this Agreement, this Agreement, to the extent permitted by applicable law, shall prevail and be the binding agreement among the Stockholders and the Company.

         4. CONFLICTING AGREEMENTS. Each Stockholder hereby represents to the other Stockholders and the Company that on the date hereof such Stockholder has not granted a proxy and is not a party to any voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder during the term hereof shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other Person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner that is inconsistent with the provisions of this Agreement.

         5. ACTIONS CONSISTENT WITH AGREEMENT. Neither the Company nor any Stockholder shall circumvent this Agreement by taking any action through an Affiliate that would be prohibited under this Agreement if such action had been taken by the Company or such Stockholder.

         6.       RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES AND TAG-ALONG
RIGHTS.

         (a) TRANSFER OF STOCKHOLDER SHARES. No Minority Stockholder shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of (a "TRANSFER") any interest in any of such Minority Stockholder's Stockholder Shares except pursuant to a Public Sale or the provisions of this Section 6 or as otherwise permitted or required in accordance with the terms hereof.

         (b) FIRST OFFER RIGHT. (i) If a Minority Stockholder desires to sell any of such Minority Stockholder's Stockholder Shares (other than to a Permitted Transferee in accordance with Section 6(d), pursuant to a Public Sale or as otherwise permitted or required in accordance with the terms hereof), then such Minority Stockholder (the "SELLING STOCKHOLDER") shall give a written notice (the "SELLER's Notice") to the Company and each other Stockholder (the "NON-SELLING STOCKHOLDERS") identifying the number and class(es) of Stockholder Shares to be sold (the "OFFERED SHARES"), the proposed method of sale, and the price and other material terms and conditions of such proposed sale. The Company may elect to assign its right to purchase the Offered Shares to the Non-Selling Stockholders on a pro rata basis (based on the number of Stockholder Shares held by the Non-Selling Stockholders) within ten days following receipt of the Seller's Notice from the Selling Stockholder (the "COMPANY ASSIGNMENT"). Within 30 days following receipt of the Seller's Notice from the Selling Stockholder, the Company (or, in the event the Company Assignment is made, the Non-Selling Stockholders), shall have the right to


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elect to purchase all (but not less than all) of the Offered Shares on substantially the same terms and subject to substantially the same conditions as those specified in the Seller's Notice, exercisable by delivery to the Selling Stockholder of a written notice electing to purchase the Offered Shares. In the event the Company Assignment is made and any Non-Selling Stockholder fails to elect to participate in the Selling Shareholder's sale of Offered Shares pursuant to this Section 6(a)(i), (A) at the end of such 30-day period the Selling Stockholder shall give notice of such failure to the Non-Selling Stockholders who did so elect (the "PURCHASING STOCKHOLDERS") and (B) the Purchasing Stockholders each shall have ten days from the date such notice was given to agree to purchase such Non-Selling Stockholder's pro rata share of the unsubscribed portion of Offered Shares.

                  (ii) If the Company (or, in the event the Company Assignment is made, the Purchasing Stockholders) elects to purchase all of the Offered Shares, a closing shall be held on such date, occurring within 60 days after the date on which the Company (or, in the event the Company Assignment is made, the date on which the final Purchasing Stockholder) delivered notice of purchase election to the Selling Stockholder pursuant to Section 6(b)(i) (subject to extension to permit any applicable governmental reviews or to obtain any necessary governmental approvals or to comply with applicable waiting periods), as is designated by the Company (or, in the event the Company Assignment is made, the Purchasing Stockholders) upon ten days' prior written notice, which notice may be given contemporaneously with or subsequent to the date on which such election has been made, or if such a date is not so designated, on such sixtieth day (or the next succeeding business day, if such sixtieth day is not a business day). The Selling Stockholder shall, not later than the date set for such closing, deliver to the Company (or, in the event the Company Assignment is made, the Purchasing Stockholders), and the Company (or, in the event the Company Assignment is made, the Purchasing Stockholders) shall accept, certificates for such Offered Shares (which Offered Shares shall be free and clear of any Lien of any kind other than those Liens created by the Company (or, in the event the Company Assignment is made, the Purchasing Stockholders)), properly endorsed for transfer, or accompanied by properly executed instruments of transfer, together with appropriate documentation of the corporate action necessary to effect the transfer, including, without limitation, any requisite transfer tax stamps or other evidence of payment of any applicable transfer taxes or similar fees.

                  (iii) In the event that the Company (or, in the event the Company Assignment is made, the Non-Selling Stockholders) does not elect to purchase all of the Offered Shares in accordance with Section 6(b)(i), the Selling Stockholder shall be free to sell the Offered Shares to any Person other than the Company (the "THIRD-PARTY PURCHASER") at a price no less than and upon terms and conditions no more favorable than the price, terms and conditions set forth in the Seller's Notice. Such sale shall be consummated within 60 days after the date on which the Company (or, in the event the Company Assignment is made, the last of the Non-Selling Stockholders) declined to exercise the option to purchase the Offered Shares in accordance with Section 6(a)(i); PROVIDED, HOWEVER, that if the sale to the Third-party Purchaser is not consummated within such 60-day period, the Selling Stockholder shall be required to offer such Offered Shares to the Company and the Non-Selling Stockholders again in accordance with this


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Section 6(b) and Section 6(c) before any disposition may occur. Notwithstanding the foregoing, no sale to a Third-party Purchaser shall be effected earlier than the 30th day following the delivery of a notice (the "THIRD-PARTY PURCHASE NOTICE") by the Selling Stockholder to the Company and the Non-Selling Stockholders setting forth the specific price, terms and conditions of the sale to be consummated with the Third-party Purchaser.

         (c) TAG-ALONG RIGHTS. (i) Notwithstanding any other provision hereof, in addition to the rights stated in Section 6(b), in the event that the Company, or, in the event the Company Assignment is made, the Non-Selling Stockholders do not elect to purchase all of the Offered Shares in accordance with Section 6(b)(i), each Non-Selling Stockholder that is a Minority Stockholder shall have the right, exercisable upon written notice to the Selling Stockholder within ten days after receipt of the Third-party Purchase Notice, to participate in the proposed sale of Offered Shares under Section 6(b)(iii), in an amount up to such Non-Selling Stockholder's pro rata share of Stockholder Shares, on the same terms and subject to the same conditions set forth in the Third-party Purchase Notice.

                  (ii) If Beacon desires to sell any of its Stockholder Shares (other than to a Permitted Transferee in accordance with Section 6(d), pursuant to a Public Sale or as otherwise permitted or required in accordance with the terms hereof) to a Third-party Purchaser, then Beacon shall give a Seller's Notice to the Non-Selling Stockholders identifying the Stockholder Shares to be sold, the proposed method of sale, and the price and other material terms and conditions of Beacon's proposed sale. Each Non-Selling Stockholder shall have the right, exercisable upon written notice to Beacon within 10 days after receipt of Beacon's Seller's Notice, to participate in the sale by Beacon of its Stockholder Shares, in a percentage of such Non-Selling Stockholder's Stockholder Shares equal to the same percentage of Beacon's Stockholder Shares being sold by Beacon, at the same price, on the same terms and subject to the same conditions as set forth in Beacon's Seller's Notice. If the sale by Beacon and those Non-Selling Stockholders that elect to participate is not consummated within 90 days following the delivery of Beacon's Seller's Notice, a participating Non-Selling Stockholder shall be free to withdraw its Stockholder Shares from the sale.

                  (iii) To the extent any of the Non-Selling Stockholders exercises a tag-along right pursuant to Sections 6(c)(i) or 6(c)(ii), the number of Stockholder Shares proposed to be sold by Beacon or the Selling Stockholder, as the case may be, shall be correspondingly reduced. If any Non-Selling Stockholder fails to elect to fully participate in Beacon's or the Selling Stockholder's sale pursuant to this Section 6(c), Beacon or the Selling Stockholder, as the case may be, shall give notice of such failure to the remaining Non-Selling Stockholders who did so elect (the "PARTICIPANTS"). The Participants each shall have 10 days from the date such notice was given to agree to sell such Participant's pro rata share of the unsubscribed portion of Stockholder Shares proposed to be sold.

                  (iv) Each Participant shall effect its participation in the sale by delivering to an escrow agent mutually acceptable to the Participants and the Selling Stockholder or Beacon, as the case may be, no later than the expiration of such 10-day period certificate(s) representing the number of Stockholder Shares that such Participant elects to sell to a Third-party Purchaser, free and clear of any Lien of any kind other than those Liens created by the Selling Stockholder or Beacon, as the case may be, properly endorsed in blank for transfer, or accompanied by properly executed instruments of transfer, together with appropriate documentation of the corporate action necessary to effect the transfer, including, without limitation, any requisite transfer tax stamps or other evidence of payment of any applicable transfer taxes or similar fees.

                  (v) The stock certificates that the Participants deliver to the Selling Stockholder or Beacon, as the case may be, pursuant to this
Section 6(c) shall be transferred to the Third-party Purchaser in consummation of the sale of Stockholder Shares pursuant to the terms and conditions specified in the Third-party Purchase Notice. In the event such sale is so consummated, the Participants' stock certificates shall be transferred from such escrow agent to such Third-party Purchaser and the Selling Stockholder or Beacon, as the case may be, shall concurrently therewith remit to each Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that the Third-party Purchaser refuses to purchase Stockholder Shares from any Participant exercising its tag-along rights hereunder, the Selling Stockholder or Beacon, as the case may be, shall not transfer to such Third-party Purchaser Stockholder Shares unless and until, simultaneously with such sale, the Selling Stockholder or Beacon, as the case may be, purchases such Participant's Stockholder Shares from such Participant. In the event such a sale is not consummated within the time periods contemplated by Section 6(b)(iii) or Section 6(c)(ii), whichever is applicable, the Participants' stock certificates shall be returned to the Participants upon the expiration thereof and the Selling Stockholder or Beacon, as the case may be, shall not thereafter transfer any of its Stockholder Shares without first complying with Section 6(b), if applicable, and this Section 6(c).

         (d) PERMITTED TRANSFEREE. The provisions of Sections 6(a), 6(b) and 6(c) shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder to any of its Permitted Transferees. Any such Transfer to such Permitted Transferee shall not relieve the Stockholder of its obligations under this Agreement with respect to the Stockholder Shares so Transferred. Such Permitted Transferee shall reassign such Stockholder Shares to such Stockholder if such Permitted Transferee is no longer an Affiliate of such Stockholder.

         (e) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of Stockholder Shares set forth in this Section 6 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale or upon the consummation of a Qualified Public Offering. Accordingly, prior to the consummation of a Qualified Public Offering, notwithstanding any other provision hereof, no Transfer of any Stockholder Shares (other than pursuant to a Public Sale) shall be permitted until the proposed transferee of such Shareholder Shares shall have agreed in a written agreement acceptable to the Company, prior to such Transfer, that such transferee shall be bound by all the applicable terms and provisions hereof, and shall have executed and delivered to the Company and each Non-Selling Stockholder an originally executed counterpart of such agreement, which shall become effective upon the subsequent consummation of such Transfer. Any attempt to Transfer any Stockholder Shares in a manner that does not comply with this Agreement shall be null and void, and neither the Company nor any transfer agent of such Stockholder Shares shall be required to (and the Company shall not) give any effect to such attempted Transfer on its records. The Company shall take all actions that are necessary to cause such transfer agent not to give effect to any such attempted Transfer. Each Stockholder shall take all actions that are necessary to cause the Company and such transfer agent not to give effect to any such attempted Transfer.

         7.       MANAGEMENT AND CONTROL.

         (a) GENERAL. The business and affairs of the Company shall be managed, controlled and operated in accordance with the Certificate, the By-laws and this Agreement.

         (b) LIMITATION ON CERTAIN ACTIONS BY THE COMPANY. Without the prior affirmative vote of the Stockholders who hold a percentage of the issued and outstanding Stockholder Shares equal to or greater than a majority of the issued and outstanding Common Stock held at the time by all Stockholders (a "CONTROLLING Interest"), the Company shall not:

                  (A) adopt or effect any plan of sale, merger, consolidation, dissolution, reorganization or recapitalization of the Company;

                  (B) offer for sale or sell all or substantially all of the assets of the Company;

                  (C) amend or restate the Certificate or the Bylaws otherwise than in conformity with this Agreement;

                  (D) redeem any shares of capital stock of the Company other than pursuant to Section 6 or on a pro rata basis among all Stockholders; or

                  (E) change the type of business activities in which the Company is engaged.

         (c) PERIODIC AND OTHER REPORTS. The Company, at its expense. shall cause to be delivered to each Stockholder such financial statements and reports as Beacon may reasonably request from time to time.

         (d) TERMINATION OF RESTRICTIONS. The rights and obligations hereunder of the parties hereto set forth in this Section 7 shall terminate upon the consummation of a Qualified Public Offering.

         8.       SALE OF THE COMPANY/COME-ALONG RIGHT.

         (a) APPROVED SALES. If the Board and the Stockholders holding a Controlling Interest in the Stockholder Shares approve a Sale of the Company (the "APPROVED SALE") then each

Stockholder shall vote for, consent to, and raise no objections against, such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each Stockholder shall agree to sell all of such Shareholder's Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the Stockholders holding a Controlling Interest. Each Stockholder shall take all actions, at the Company's expense, reasonably requested by the Company in order to consummate the Approved Sale.

         (b) CONDITIONS. The obligations of the Stockholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all Stockholders holding a class of Stockholder Share shall receive the same form of consideration and the same amount of consideration per Stockholder Share with respect to such class of Stockholder Share; and (ii) if any Stockholder is given an option as to the form and amount of consideration to be received with respect to a class of Stockholder Shares held by such Stockholder, each Stockholder holding such class shall be given the same option with respect to such class.

         (c) REQUIREMENTS. Any Stockholder required by the provisions of this Section 8 to transfer Stockholder Shares in connection with, or otherwise to consent to, an Approved Sale shall not be required to make any representations and warranties to any Person in connection with such Approved Sale except as to (i) good title and the absence of Liens with respect to such Stockholder's Stockholder Shares, if applicable, (ii) the corporate or other existence of such Stockholder and (iii) the authority for, the validity and binding effect of, and the absence of any conflicts under the charter documents, if applicable, and material agreements of such Stockholder as to, any agreements entered into by such Stockholder in connection with such Approved Sale. No Stockholder shall be required to provide any indemnities in connection with such Approved Sale except for indemnities in respect of damages resulting from a breach of such representations and warranties.

         (d) TERMINATION OF RESTRICTIONS. The rights and obligations hereunder of the parties hereto set forth in Sections 8(a), 8(b) and 8(c) shall terminate upon the consummation of a Qualified Public Offering.

         9.       PARTICIPATION/PREEMPTIVE RIGHTS.

         (a) GRANT OF RIGHTS. The Company hereby grants to each Stockholder the right to purchase such Stockholder's Proportionate Percentage of any future Eligible Offering. The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each Stockholder. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefor. For a period of 30 days following the date of such notice, each Stockholder shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Proportionate Percentage of such

Stockholder of the securities being sold in the Eligible Offering; PROVIDED, HOWEVER, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. If elections pursuant to this Section 9(a) shall not be made with respect to any securities included in an Eligible Offering within such 30-day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on terms no more favorable to the investors than, that set forth in such written notice of the Company and only within 90 days after the end of such 30-day period. In the event that any such offer is accepted by a Stockholder, such Stockholder shall purchase from the Company for the consideration and on the terms set forth in such written notice of the Company, the securities that such Stockholder shall have elected to purchase.

         (b) TERMINATION OF RIGHTS. The rights and obligations hereunder of the parties hereto set forth in this Section 9 shall terminate upon the consummation of a Qualified Public Offering.

         10.      DEMAND REGISTRATION RIGHTS.

         (a) REQUESTS FOR REGISTRATION. At any time after the earlier of the IPO or the fourth anniversary of the date of this Agreement, Beacon may request registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS"); PROVIDED that the expected offering price of such Registrable Securities is in excess of $25,000,000. Notwithstanding the foregoing, if the Company and the securities meet the eligibility requirements for such forms, Stockholders holding Registrable Securities with an expected offering price in excess of $10,000,000 may request registration under the Securities Act of all or part of such Stockholder's Registrable Securities on Form S-3 or any successor to such Form ("SHORT-FORM REGISTRATIONS", together with Long-Form Registrations, collectively, "REGISTRATIONS". All Registrations requested pursuant to this Section 10(a) are referred herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the expected per share price range, if any, for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of such written notice of the Company.

         (b) LONG-FORM REGISTRATIONS. The Company shall pay all Registration Expenses for two of the Long-Form Registrations that Beacon is entitled to request. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless Beacon is able to register and sell at least 75% of the Registrable Securities requested to be included in such Registration; PROVIDED that in any event the Company shall pay all Registration Expenses in connection with two Long-Form Registrations that become effective and any other registrations initiated as a Long-Form Registration prior to the effectiveness of the second Long-Form

Registration that do not become effective as such. All Long-Form Registrations shall be underwritten registrations.

         (c) SHORT-FORM REGISTRATIONS. The Company shall pay all Registration Expenses for all eligible Short-Form Registrations that are not underwritten registrations and all Registration Expenses for three eligible Short Form Registrations that is an underwritten registration.

         (d) PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities that are not Stockholder Shares without the prior written consent of the Stockholders holding a majority of the Stockholder Shares included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Stockholder Shares and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Stockholder Shares and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the Stockholders holding a majority of the Stockholder Shares requesting registration, the Company shall include in such registration prior to the inclusion of any securities that are not Stockholder Shares the number of Stockholder Shares requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Stockholder Shares owned by each such holder.

         (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within six months (i) after the effective date of a previous underwritten registration of equity securities, or
(ii) if the managing underwriter, the SEC, the Securities Act or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the Stockholder agrees to pay the expenses of the Company in connection with such an audit other than such regular audit). The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company notifies the Stockholders that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries; PROVIDED that in such event, the Stockholder initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.

         (f) SELECTION OF UNDERWRITERS. Stockholders holding a majority of the Registrable Securities requesting registration pursuant to this Section 10 shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which shall not be unreasonably withheld.

         11.      PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration (with respect to which the provisions of Section 10 shall apply), a transaction described under Rule 145 promulgated under the Securities Act or in connection with a registration on Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all Stockholders holding Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of such written notice of the Company.

         (b) PIGGYBACK EXPENSES. The Registration Expenses of the Stockholders holding Registrable Securities shall be paid by the Company in all Piggyback Registrations.

         (c) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Stockholders holding such Registrable Securities on the basis of the number of shares owned by each such Stockholder, and (iii) third, other securities requested to be included in such registration.

         (d) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 10 or pursuant to this Section 11, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         12.      HOLDBACK/LOCK-UP AGREEMENTS.

         (a) STOCKHOLDER RESTRICTION. No Stockholder shall effect any Public Sale during the 15-day period prior to, and for such period as the managing underwriters of a registered Public Offering of securities of the Company shall demand (with such period not to exceed 180 days) following, the effective date of any registration statement (other than on Form S-8 or any successor form), except as part of such underwritten registered Public Offering, unless such managing underwriters otherwise agree. The Company shall provide information to the

Stockholders as to its reasonable expectation of the approximately date of effectiveness of any registration statement.

         (b) COMPANY RESTRICTION. The Company shall (i) not effect any Public Sale during the seven days prior to, and during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing such registered Public Offering otherwise agree, and (ii) use its best efforts to cause each holder of at least five percent (on a fully diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered Public Offering) to agree not to effect any Public Sale during such period (except as part of such underwritten registered Public Offering, if otherwise permitted), unless the underwriters managing the registered Public Offering otherwise agree.

         13. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Stockholders holding a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and consent of such counsel);

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period that terminates upon the earlier of (i) the sale of all shares covered by such registration statement or (ii) nine months from the date such registration statement is declared effective, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each Stockholder selling Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Stockholder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 13(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each Stockholder selling such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Stockholder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on NASDAQ and, if listed on NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

         (g) provide a transfer agent, registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

         (i) make available for inspection by any Stockholder selling Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement, PROVIDED, HOWEVER, that any such records, documents, properties or information that are designated by the Company in writing as confidential shall be kept confidential by such requesting Person unless disclosure by such Person is required by court or administrative order;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

         (k) permit any Stockholder holding Registrable Securities that, in such Stockholder's sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing that in the reasonable judgment of such Stockholder and such Stockholder's counsel should be included;

         (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such a registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal or such order; and

         (m) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholders holding a majority of the Registrable Securities being sold reasonably request.

         14.      REGISTRATION EXPENSES.

                  (a) DEFINITION. All expenses incident to the Company's performance of, or compliance with, Sections 10 and 11, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions, and transfer taxes) and other Persons retained by the Company (all such expenses, "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on NASDAQ.

                  (b) COUNSEL EXPENSES. In connection with each Demand Registration covered by Sections 10(b) and (c) and each Piggyback Registration, the Company shall reimburse the Stockholders holding Stockholder Shares covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Stockholders holding a majority of the Stockholder Shares initially requesting such registration.

                  (c) OTHER EXPENSES. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         15.      INDEMNIFICATION.

                  (a) COMPANY INDEMNIFICATION. In the event of any registration of any securities of the Company pursuant to Section 10 or 11, the Company shall indemnify, to the extent permitted by law, each participating Stockholder, their officers and directors and each Person who controls such Stockholder (within the meaning of the Securities Act), as applicable, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein or by such Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person that controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the participating Stockholders.

                  (b) STOCKHOLDER OBLIGATIONS. In connection with any registration statement in which a Stockholder holding Registrable Securities is participating, each such Stockholder shall furnish to the Company in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits concerning such Stockholder as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and each Person that controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein, provided that the obligation to indemnify shall be individual to each such Stockholder and will be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) PROCEDURE. Any party hereto entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such indemnified party seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If such defense is assumed, such indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without such indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim.

                  (d)      SURVIVAL. The indemnification provided for under this
Section 15 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

         16. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No party hereto may participate in any registration hereunder that is underwritten unless such party (i) agrees to sell such party's securities on the basis provided in any underwriting arrangements approved by such Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED that no stockholder participating in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Stockholder and such Stockholder's intended method of distribution.

         17.      OTHER PROVISIONS REGARDING REGISTRATION RIGHTS.

                  (a) RESTRICTION. Except as provided in this Agreement and until the consummation of a Qualified Public Offering, the Company shall not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, PROVIDED, that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Stockholders with respect to such Piggyback Registrations.

                  (b) NO OBLIGATION. Notwithstanding anything to the contrary in any previous agreement or security, the Company shall have no obligations to any Stockholder with respect to the registration of any Stockholder Shares, except as provided in this Agreement.

                  (c) REPORTING. The Company shall, when and as applicable, use its best efforts to: (i) file in a timely manner all reports and other document required to be filed by it under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder necessary to permit sales under Rule 144 promulgated under the Securities Act, and the Company shall take such further reasonable action (not requiring the expenditure of any out-of-pocket costs) to the extent required from time to time to enable Stockholders to sell Stockholder Shares without registration under the Securities Act within the limitations of the exemptions provided by (A) Rule 144 promulgated under the Securities Act or (B) any similar rule or regulation hereafter adopted by the SEC and (ii) promptly furnish to each Stockholder a copy of all such reports and documents. Upon the request of a Stockholder, the Company shall deliver to such Stockholder a written statement as to whether it has complied with such requirements.

         18. LEGEND. Each certificate evidencing Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF, (1) THE STOCKHOLDERS' AGREEMENT, DATED AS OF JULY 9, 1998, BY AND AMONG GENERAC PORTABLE PRODUCTS, INC. (THE "COMPANY"), THE BEACON GROUP III
                           - FOCUS VALUE FUND, L.P. AND THE OTHER STOCKHOLDERS OF THE COMPANY REFERENCED THEREIN AND (2) THE CERTIFICATE OF INCORPORATION OF THE COMPANY, A COPY OF WHICH AGREEMENT AND CERTIFICATE IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY LOCATED AT 1 GENERAC WAY, JEFFERSON, WI 53549.

         19. INSIDER TRANSACTIONS. Any transactions between the Company and its officers, directors, Stockholders or their Affiliates, including, without limitation, any sales of capital stock or assets of the Company to any such Person, shall be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's length basis and shall require the approval of a majority of disinterested members of the Board.

         20. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement that has the effect of reducing the rights of the Company or any Stockholder or increasing the obligations of the Company or any Stockholder shall be effective against the Company or such Stockholder without the prior written consent of the Company or such Stockholder. The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         21. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         22. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among such parties, written or oral, that may have related to the subject matter hereof in any way.

         23. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. Nothing expressed or implied in this Agreement is intended to, or shall confer upon, any Person other than the parties hereto and their respective successors and permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Company shall not assign any rights, remedies, obligations or liabilities hereunder without the unanimous written consent of the Stockholders.

         24. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         25. REMEDIES. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement (including, but not limited to, their respective right to recover damages by reason of any breach of any provision of this Agreement) and to exercise all other rights existing in their favor. The parties hereto hereby agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Stockholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         26. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to a Stockholder at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail and two business days after deposit with a reputable overnight courier service. The Company's address is:

                           Generac Portable Products, Inc.
                           1 Generac Way
                           Jefferson, WI 53549

         27. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto consent to the jurisdiction of the State and federal courts located in the State of Delaware.

         28. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                            [Signatures On Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.


                                        GENERAC PORTABLE PRODUCTS, INC.


                                        By: /s/ Richard A. Aube
                                           -------------------------------------
                                           Name:  Richard A. Aube
                                           Title: Secretary and Treasurer


                                        THE BEACON GROUP III - FOCUS VALUE
                                         FUND, L.P.

                                        By Beacon Focus Value Investors, LLC
                                         its General Partner

                                        By Focus Value GP, Inc.
                                         its sole member


                                        By: /s/ Faith Rosenfeld
                                           -------------------------------------
                                           Name:  Faith Rosenfeld
                                           Title: Managing Director


                                        BT CAPITAL INVESTORS, L.P.

                                        By: /s/ Joseph F. Wood
                                           -------------------------------------
                                           Name:  Joseph F. Wood
                                           Title: Managing Director


                                        CALIFORNIA PUBLIC EMPLOYEES'
                                        RETIREMENT SYSTEM


                                        By: /s/ David Maxwell
                                           -------------------------------------
                                           Name:  David Maxwell

                                        SQUAM LAKE INVESTORS III, L.P.


                                        By: /s/ Gary Wilkinson
                                           -------------------------------------
                                           Name:  Gary Wilkinson
                                           Title: Treasurer of GPI, Inc.,
                                                  general partner of stockholder


                                        SUNAPEE SECURITIES, INC.


                                        By: /s/ Gary Wilkinson
                                           -------------------------------------
                                           Name:  Gary Wilkinson
                                           Title: Treasurer


                                        TASK HOLDINGS LIMITED


                                        By: /s/ Guy R. Shutt
                                           -------------------------------------
                                           Name:  Guy R. Shutt
                                           Title: Vice President


                                        HAMILTON LANE PRIVATE EQUITY
                                         PARTNERS, LP

                                        By HLSP Investment Management LLC
                                         its General Partner


                                        By: /s/ Mario L. Giannini
                                           -------------------------------------
                                           Name:  Mario L. Giannini
                                           Title: Managing Member

                                        HAMILTON LANE PRIVATE EQUITY
                                         FUND, PLC

                                        By HLSP Investment Management LLC
                                         its General Partner


                                        By: /s/ Mario L. Giannini
                                           -------------------------------------
                                           Name:  Mario L. Giannini
                                           Title: Managing Member


                                        CARTLEDGE FAMILY LIMITED
                                         PARTNERSHIP

                                        By its General Partner


                                        By: /s/ Eugene R.E. Cartledge
                                           -------------------------------------
                                           Name:  Eugene R.E. Cartledge


                                        CAPITAL D'AMERIQUE CDPQ INC.


                                        By: /s/ Francois Joly
                                           -------------------------------------
                                           Name:  Francois Joly

                                        /s/ ROBERT D. KERN
                                        ----------------------------------------
                                        ROBERT D. KERN

                                        /s/ RICHARD A. VAN DEUREN
                                        ----------------------------------------
                                        RICHARD A. VAN DEUREN

                                        /s/ EUGENE R.E. CARTLEDGE
                                        ----------------------------------------
                                        EUGENE R.E. CARTLEDGE

                                   SCHEDULE I

                             COMMON STOCK OWNERSHIP


                                                               Number of Shares
                                                                      of
Stockholder                                                      Common Stock
-----------                                                    ----------------
The Beacon Group III - Focus
   Value Fund, L.P.                                                5,470.909

Task Holdings Limited                                                309.091

California Public Employees'
   Retirement System                                               1,931.818

BT Capital Investors, L.P.                                           386.364

Squam Lake Investors III, L.P.                                        74.182

Sunapee Securities, Inc.                                               3.091

Hamilton Lane Private Equity Partners, LP                             48.828

Hamilton Lane Private Equity Fund, PLC                               105.718

Cartledge Family Limited Partnership                                  23.182

Robert D. Kern                                                        77.273

Richard A. Van Deuren                                                  7.727

Eugene R.E. Cartledge                                                 23.182

Capital d'Amerique CDPQ Inc.                                         571.818
